UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On December 10, 2004, the Compensation Committee of Varian, Inc.’s Board of Directors, which administers Varian, Inc.’s Management Incentive Plan (the “Plan”), approved the performance measures that will be used to calculate Management Incentive Plan awards paid to the Company’s executive officers for the fiscal year 2005 performance period. Those measures will be revenue, return on sales, and operating cash flow as a percentage of net income (weighted at 45%, 45% and 10%, respectively). Revenue and return on sales will be calculated as each is defined in the Plan; provided that, revenue will be calculated excluding any impact of acquisitions completed during the fiscal year, and return on sales will be calculated excluding (i) any impact of curtailing or settling defined benefit pension plans, (ii) any impact of non-capitalized costs relating to contemplated or completed acquisitions, (iii) any impact of stock-based compensation expense that would not have been recorded under current generally accepted accounting principles, (iv) any impact of acquisitions completed during the fiscal year, (v) any impact of amortization of acquisition-related intangibles, (vi) any adverse impact of the planned consolidations of the Harbor City and Torrance, California facilities into the Lake Forest, California facility and the closure of the Walton, UK facility, and (vii) any adverse impact of restructuring activities undertaken for the primary purpose of improving operating efficiencies. Net income and operating cash flow will be calculated as each is defined in the Plan, but operating cash flow will be calculated excluding (i) any cash impact of curtailing or settling defined benefit pension plans, (ii) any adverse cash impact of acquisitions contemplated or completed during the fiscal year, (iii) any cash impact of restructuring expenses and other costs associated with the reorganization of Varian Associates, Inc., (iv) any cash outlays or proceeds shared with Varian Medical Systems, Inc. and/or Varian Semiconductor Equipment Associates, Inc., under the Distribution (“spin-off”) Agreement, and (v) any adverse cash impact of the planned consolidations of the Harbor City and Torrance California facilities into the Lake Forest, California facility and the closure of the Walton, UK facility.

Awards otherwise earned by certain executive officers based on the performance measures described above may be increased or decreased by as much as 25% based on the Compensation Committee’s determination after fiscal year 2005 of the extent to which those officers collectively met defined team objectives relating to product quality and implementing compliance with Sarbanes Oxley Act Section 404.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy
Senior Vice President, Chief Financial Officer and Treasurer

Date: December 15, 2004